Exhibit 10.1

FIRST AMENDMENT

TO

ADVISORY MANAGEMENT AGREEMENT

This FIRST AMENDMENT TO THE ADVISORY MANAGEMENT AGREEMENT (the “Amendment”) is made and entered into as of this 13th day of August, 2008 by and between BEHRINGER HARVARD OPPORTUNITY REIT II, INC., a Maryland corporation (the “Company”), and BEHRINGER HARVARD OPPORTUNITY ADVISORS II LP, a Texas limited partnership (the “Advisor”).

WHEREAS, the Company and the Advisor previously entered into that certain Advisory Management Agreement dated January 4, 2008 (the “Agreement”); and

WHEREAS, the Company and the Advisor desire to amend the Agreement to revise the method of determining how acquisition expenses are paid effective as of January 1, 2008 and to prohibit the Company from soliciting the employees of the Advisor during the term of the Agreement and for the one-year period following the termination thereof.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree, as follows:

1.                                       Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.

2.                                       Amendment to Article I.  Article I of the Agreement is hereby amended by deleting the definition of “Acquisition Expenses” it in its entirety and replacing it with the following:

Acquisition Expenses.  A non-accountable acquisition expense reimbursement in the amount of: (i) 0.25% of the funds paid for purchasing an Asset, including any debt attributable to the Asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of Assets that we acquire and intend to develop, construct or improve or (ii) 0.25% of the funds advanced in respect of a loan or other investment.   Acquisition Expenses also include any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.

3.                                       Amendment to Section 3.02(a)(ii) of Article III.  Section 3.02(a)(ii) of Article III is hereby amended by deleting it in its entirety and replacing it with the following:

(ii)                                  Acquisition Fees and Acquisition Expenses;

4.                                       Amendment to Section 3.02 of Article III.  Section 3.02 of Article III is hereby amended by adding Section 3.02(c) as follows:

                                                (c)                                  Notwithstanding anything to the contrary in this Section 3.02, the Advisor will be responsible for paying all of the investment-related expenses that the Company or the Advisor incurs that are due to third parties with respect to investments the Company does not make.

5.                                       Amendment to Article VI.  Article VI of the Agreement is hereby amended by adding Section 6.15 as follows:

6.15                           Non-Solicitation.  During the period commencing on the date on which this Agreement is entered into and ending one year following the termination of this Agreement, the Company shall not, without the Advisor’s prior written consent, directly or indirectly, (i) solicit or encourage any person to leave the employment or other service of the Advisor or its affiliates or (ii) hire, on behalf of the Company or any other person or entity, any person who has left the employment within the one year period following the termination of that person’s employment the Advisor or its affiliates.  During the period commencing on the date hereof through and ending one year following the termination of this Agreement, the Company shall not, whether for its own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the relationship of the Advisor or it affiliates with, or endeavor to entice away from the Advisor or its affiliates, any person who during the term of the Agreement is, or during the preceding one-year period was, a customer of the Advisor or its affiliates.

6.                                       Continuing Effect.  Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

7.                                       Counterparts.  The parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

By:		/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal

BEHRINGER HARVARD OPPORTUNITY
ADVISORS II LP

By:		Harvard Property Trust, LLC,
its General Partner

	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal